SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  April 21, 2003


                             MICREL, INCORPORATED
            (Exact Name Of Registrant As Specified In Its Charter)


                                  CALIFORNIA
                (State or Other Jurisdiction of Incorporation)



              0-25236                              94-2526744
      (Commission File Number)        (I.R.S. Employer Identification No.)


                  2180 Fortune Drive, San Jose, CA      95131
             (Address of Principal Executive Offices)   (Zip Code)


                                (408) 944-0800
             (Registrant's Telephone Number, Including Area Code)

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.


   Micrel, Incorporated (the "Company") today filed a complaint against Deloitte & Touche LLP ("Deloitte") entitled Micrel, Incorporated v. Deloitte & Touche LLP in the Superior Court of the State of California, County of Santa Clara, alleging various causes of action relating to certain professional advice received by Micrel from Deloitte. In this lawsuit, Micrel is alleging that Deloitte negligently rendered services as accountants to Micrel, breached certain agreements with Micrel by failing to perform services using ordinary skill and competence and in conformance with generally accepted principles for such work and made certain false representations upon which Micrel justifiably
relied.   As a direct result of Deloitte's actions, Micrel alleges damages including: expenses incurred in the form of payments to various professionals to address the impact on Micrel's financial statements and other effects of the wrongful conduct; loss of cash as well as equity from stock options; additional charges to earnings that Micrel would not incur but for the wrongful advice; additional potential liability for taxes; potential liability for tax penalties; and the harm to Micrel in both financial and semiconductor markets resulting in loss of overall value of the company as a whole. The complaint seeks compensatory damages, costs of suit and such other relief that the court may deem just and proper.



                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MICREL, INCORPORATED
                                         (the Registrant)


                                         By: /S/  Raymond D. Zinn
                                           -----------------------
                                   President and Chief Executive Officer

Dated:  April 21, 2003